UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2026

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2026, the Board of Directors (the “Board”) of Targa Resources Corp. (the “Company”) appointed Thomas Mathiasmeier to serve on the Board. Mr. Mathiasmeier was designated as a Class II Director, with a term expiring at the Company’s 2027 annual meeting of stockholders. Mr. Mathiasmeier was also appointed as a member of the Board’s Audit Committee.

Mr. Mathiasmeier most recently served as President, Global Gas, Power & Emerging Markets at ConocoPhillips (NYSE: COP) before retiring in June 2026. Over the course of his career, he held leadership roles across natural gas marketing and trading, LNG, power, origination, midstream and international commercial operations. Mr. Mathiasmeier has also served on the board of directors of the Southern Gas Association and the Natural Gas Supply Association. Mr. Mathiasmeier’s energy industry and public company executive experience provides the Board with added expertise and perspective in business and commercial operations, risk management and strategic planning.

There are no understandings or arrangements between Mr. Mathiasmeier and any other person pursuant to which Mr. Mathiasmeier was selected to serve as a director of the Company. There are no relationships between Mr. Mathiasmeier and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Mathiasmeier will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including awards under the Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan, as amended (the “Plan”), as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2026. In connection with his appointment to the Board, the Compensation Committee expects to grant Mr. Mathiasmeier a pro-rated restricted stock award under the Plan of 477 shares of restricted stock (the “Expected Restricted Stock Award”). The terms of the Expected Restricted Stock Award will be generally in accordance with the Form of Restricted Stock Agreement for Directors, a copy of which was filed with the Commission on February 16, 2018, as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and is incorporated herein by reference. The description of the Expected Restricted Stock Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement for Directors.

In addition, on July 16, 2026, the Company entered into an indemnification agreement with Mr. Mathiasmeier (such agreement, the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify Mr. Mathiasmeier to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed with the Commission as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed November 8, 2010, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Form of Restricted Stock Agreement for Directors, dated as of January 17, 2018 (incorporated by reference to Exhibit 10.13 to Targa Resources Corp.’s Annual Report on Form 10-K filed February 16, 2018 (File No. 001-34991)).

10.2*	Form of Indemnification Agreement between Targa Resources Investments Inc. and each of the directors and officers thereof (incorporated by reference to Exhibit 10.4 to Targa Resources Corp.’s Registration Statement on Form S-1/A filed November 8, 2010 (File No. 333-169277)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: July 17, 2026	By:	/s/ William A. Byers
William A. Byers
Chief Financial Officer

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